Exhibit 10.5E

AMENDMENT NO. 5

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 26, 2021 among POTBELLY SANDWICH WORKS, LLC, an Illinois limited liability company (“Borrower”), the other Loan Parties (as such term is defined in the Credit Agreement), the financial institutions listed on the signature pages hereto as lenders (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of August 7, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, and as amended hereby, the “Amended Credit Agreement”);

WHEREAS, the Loan Parties have informed the Administrative Agent and the Lenders that Events of Default exist under clause (d) of Article VII of the Credit Agreement resulting from breaches of Section 6.12(a) of the Credit Agreement occurring as of December 31, 2020 and January 31, 2021 as a result of EBITDA for the Specified Computation Periods ending on such dates being less than required by such section for such Specified Computation Periods (collectively, the “Existing Events of Default”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders waive the Existing Events of Default, and the Administrative Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein; and

WHEREAS, the Loan Parties desire to amend the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Terms defined in the Amended Credit Agreement that are used herein shall have the same meanings as are set forth in the Amended Credit Agreement for such terms unless otherwise defined herein.

2.Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment:

(a)The following defined terms are added to Section 1.01 of the Credit Agreement in their proper alphabetic locations:

“Amendment No. 5 Effective Date” means the “Effective Date” as defined in that certain Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of February 26, 2021 among the Borrower, the other Loan Parties party thereto, the Lenders and the Administrative Agent.

“Competitor” means any Person that is an operating company (or a holding company for or subsidiary of such an operating company) directly and primarily engaged in substantially similar business operations as the Borrower; provided that in no event shall any of the following be deemed to be a Competitor: (a) any Person that is a passive investor in or is a lender to any entity that would otherwise constitute a Competitor, or (b) in any event, any bank, trust company, savings and loan association, finance company or other financial institution, any pension plan, any investment company, any bona-fide debt investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form. The determination that any Person is a Competitor shall not apply retroactively to disqualify any Person that has previously acquired an assignment in the Loans and/or Commitments as permitted herein.

“Disqualified Institution” means any Person that: (a) is designated as a Disqualified Institution by the Borrower solely by a written notice delivered by email to the Administrative Agent and the Lenders on the Amendment No. 5 Effective Date and acknowledged and agreed to by the Administrative Agent and the Lenders on the Amendment No. 5 Effective Date, or (b) is clearly identifiable, solely on the basis of the similarity of such Person’s name, as an Affiliate of any Person described in the foregoing clause (a) of this definition of “Disqualified Institution”.

(b)The following defined terms set forth in Section 1.01 of the Credit Agreement are amended and restated in their entirety as follows:

“Applicable Rate” means (a) 2.75% with respect to any CBFR Loan, and (b) 5.00% with respect to any Eurodollar Loan.

“Maturity Date” means January 31, 2023 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption (or other documentation incorporating the Assignment and Assumption by reference as provided in accordance with Section 9.04(b)(ii)(C)), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments on the Amendment No. 5 Effective Date is $25,000,000.

(c)The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is amended by deleting the word “and” from the end of clause (b)(viii) thereof and by adding the following thereto immediately prior to the period at the end of clause (b)(ix) thereof:

, and (x) non-cash charges in connection with any Equity Interests of Holdings constituting warrants, options or other rights entitling the holder thereof to purchase or acquire Equity Interests of Holdings, minus (c) to the extent included in determining the net income (or loss) of the Loan Parties and their Subsidiaries on a consolidated basis for such period, the sum of (i) non-cash income or gains in connection with any Equity Interests of Holdings constituting warrants, options or other rights entitling the holder thereof to purchase or acquire Equity Interests of Holdings, and (ii) any cash payments made during such period in respect of non-cash charges described in clause (b)(x) taken in a prior period

(d)Section 4.02 of the Credit Agreement is amended by adding the following thereto as new clauses (d) and (e) thereof:

(d)The Borrower has delivered to the Administrative Agent a report setting forth the Consolidated Cash Balance on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, such report to be in form and substance satisfactory to the Administrative Agent.

(e)The Consolidated Cash Balance on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit does not exceed $10,000,000, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit.

(e)The phrase “specified in paragraphs (a), (b) and (c) of this Section” set forth in the penultimate paragraph of Section 4.02 of the Credit Agreement is deleted and replaced with the phrase “specified in paragraphs (a), (b), (c), (d) and (e) of this Section”.

(f)Clause (vii) of Section 6.08(a) of the Credit Agreement is amended and restated in its entirety as follows:

(vii) at any time after June 30, 2021, each Loan Party may purchase, redeem or otherwise acquire its common or preferred Equity Interests with the proceeds received from the substantially concurrent issuance of new common or preferred Equity Interests or where the consideration is the cancellation of Indebtedness owed to any Loan Party, and

(g)Section 6.12 of the Credit Agreement is amended and restated in its entirety as follows:

SECTION 6.12.Financial Covenants.

(a)EBITDA.  The Loan Parties shall not permit EBITDA for any Specified Computation Period set forth below to be less than the applicable amount set forth below for such Specified Computation Period:

Specified Computation Periods ending on or about (all dates are inclusive):	Minimum EBITDA:
February 28, 2021	$-26,700,000
March 31, 2021	-29,000,000
April 30, 2021	-30,000,000
May 31, 2021	-30,700,000
June 30, 2021	-31,500,000
July 31, 2021	-28,600,000
August 31, 2021	-26,100,000
September 30, 2021	-22,700,000
October 31, 2021	-20,200,000
November 30, 2021	-15,800,000
December 31, 2021	-9,900,000
January 31, 2022	-5,700,000
February 28, 2022	-2,100,000
March 31, 2022	2,300,000
April 30, 2022	6,000,000
May 31, 2022	9,200,000
June 30, 2022	12,400,000
July 31, 2022	15,500,000
August 31, 2022	18,000,000
September 30, 2022	20,200,000
October 31, 2022	22,000,000
November 30, 2022	23,200,000
December 31, 2022 and thereafter	23,800,000

(b)Liquidity.  The Loan Parties shall not permit Liquidity on the last day of any month set forth below to be less than the applicable amount set forth below for such month:

Months (all dates are inclusive):	Minimum Liquidity:
February 2021	$25,300,000
March 2021	21,500,000
April 2021	17,500,000
May 2021	15,600,000
June 2021	17,200,000
July 2021	13,400,000
August 2021	12,000,000
September 2021	10,800,000
October 2021	10,400,000
November 2021	11,800,000
December 2021	13,100,000
January 2022	13,500,000
February 2022	14,800,000
March 2022	11,700,000
April 2022	13,900,000
May 2022	16,000,000
June 2022	18,700,000
July 2022	21,100,000
August 2022	23,400,000
September 2022	26,300,000
October 2022	27,700,000
November 2022	29,200,000
December 2022 and thereafter	31,100,000

As used herein, the term “Liquidity” means, at any time, the sum of (i) the Available Revolving Commitment at such time, plus (ii) the Consolidated Cash Balance maintained with Chase at such time (excluding the aggregate amount of the Consolidated Cash Balance of non-wholly owned Subsidiaries and Permitted J/Vs in excess of $2,500,000).

(h)Section 9.04(b)(i) of the Credit Agreement is amended and restated in its entirety as follows:

(i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) without the Borrower’s or any other Loan Party’s prior written consent; provided, however, that (A) the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and the Issuing Bank shall be required for any such assignment, and (B) so long as no Event of Default has occurred and is continuing, no Lender shall assign any of its rights and obligations under this Agreement to a Disqualified Institution or to a Competitor, in each case without the prior written consent of the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(i)The Commitment Schedule to the Credit Agreement is amended and restated in its entirety in the form of the Commitment Schedule attached hereto.

3.Waiver.  Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Administrative Agent and the Lenders hereby waive the Existing Events of Default.  The foregoing waiver is specifically limited in time and scope to the events expressly described in the definition of “Existing Events of Default” set forth herein and shall not be deemed to extend or apply to any other event or occurrence in existence as of the date hereof or arising hereafter.  In addition, the foregoing waiver shall not be deemed to constitute a custom or a practice on the part of any one or more of the Administrative Agent and the Lenders and shall not establish or be deemed to have established a course of dealing among any one or more of the Administrative Agent, the Lenders and the Loan Parties under the Credit Agreement or any other Loan Document.

4.Conditions.  When each of the following conditions has been completely satisfied as determined by the Administrative Agent in its reasonable discretion on the date of this Amendment (the “Effective Date”), the amendments to the Credit Agreement and the waivers described in Sections 2 and 3 of this Amendment shall be deemed to have become effective as of February 26, 2021:

(a)Documents.  The Administrative Agent shall have received each of the following agreements, instruments and other documents, in each case in form and substance reasonably satisfactory to the Administrative Agent:

(i)this Amendment duly executed and delivered by the Loan Parties, the Lenders and the Administrative Agent; and

(ii)such other documents, agreements, instruments, certificates, opinions and other items as the Administrative Agent may reasonably request in connection with this Amendment, including the documents, agreements, instruments, certificates, opinions and other items listed on the document checklist attached hereto as Exhibit A.

(b)Equity Investment.  The Borrower has received cash equity contributions in aggregate amount of not less than $10,000,000 funded with the net proceeds of the issuance, after February 1, 2021 and on or before the Effective Date, by Holdings of Equity Interests having terms acceptable to the Administrative Agent and the Lenders.

(c)Representations and Warranties; No Default.  As of the date hereof (and, if different, also as of the Effective Date): (i) the representations and warranties contained herein, in the Amended Credit Agreement (other than with respect to the second sentence of Section 3.05(a) therein) and in each other Loan Document shall be true and correct in all material respects (both immediately before and after giving effect to consummation of the amendments and other transactions contemplated hereby), except to the extent any such representation and warranty expressly refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date; provided, however, that, solely for the purposes of the representation and warranty set forth in Section 3.04(b) of the Credit Agreement, the term “Material Adverse Effect” will exclude the known and reasonably foreseeable effects, as reflected in financial statements and projections delivered to the Administrative Agent prior to the Effective Date on the Loan Parties and their Subsidiaries (including, without limitation, on the business, assets, operations or condition, financial or otherwise, thereof) of the COVID-19 epidemic, pandemic and disease; and (ii) no Default or Event of Default shall exist (after giving effect hereto and consummation of the transactions contemplated hereby).

(d)Proceedings.  All resolutions, consents and other corporate or limited liability company proceedings taken or to be taken in connection with the transactions contemplated hereby, and all agreements, instruments, certificates and other documents relating thereto, shall be in form and substance satisfactory to the Administrative Agent, as determined in its sole and absolute discretion, and shall be in full force and effect.

(e)Fees.  The Borrower shall have paid to the Administrative Agent, for the account of Lenders in accordance with their respective Applicable Percentages, a non-refundable amendment fee in the aggregate amount of $125,000 and all reasonable, out-of-pocket expenses required to be paid to the Administrative Agent’s special counsel on or prior to the Effective Date pursuant to Section 9.03 of the Amended Credit Agreement shall have been paid in full.

5.Release.  The Borrower and each other Loan Party hereby release, discharge, and agree to hold harmless the Administrative Agent, each Lender and their respective representatives, agents, employees, attorneys, directors, officers, parents, affiliates, assigns, insurers, subsidiaries, and their successors and assigns (collectively, the “Released Parties”) from any and all claims, defenses, affirmative defenses, setoffs, counterclaims, actions, causes of action, suits, controversies, agreements, provisions, liabilities and demands in law or in equity or under statute, whether known or unknown (collectively, the “Claims”) which any one or more of the Borrower and the other Loan Parties ever had, now has, or may hereafter have against or related to the Released Parties through the date of this Amendment relating to or arising out of (i) this Amendment, the Credit Agreement, the Amended Credit Agreement, the other Loan Documents or the transactions described herein or therein, (ii) any proposal letter, commitment letter or term sheet, (iii) the Secured Obligations, (iv) the Administrative Agent’s or any Lender’s administration of this Amendment, the Credit Agreement, the Amended Credit Agreement or the other Loan Documents, or (v) the banking relationship of any one or more of the Borrower and the other Loan Parties with the Administrative Agent or any Lender.

6.Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants that: (a) the execution and delivery by such Loan Party of this Amendment, each other document, instrument and agreement to be executed and delivered by such Loan Party in connection herewith (this Amendment and such other documents, instruments and agreements are referred to herein, collectively, as the “Amendment Documents”) and the performance of such Loan Party’s obligations hereunder, thereunder and under the Amended Credit Agreement: (i) are within the corporate or limited liability company powers of such Loan Party, (ii) are duly authorized by the board of directors or managers of such Loan Party, and, if necessary, the shareholders or members of such Loan Party, (iii) are not in contravention of the terms of such Loan Party’s articles or certificate of incorporation or formation, by-laws, operating, management or partnership agreement or other organizational documents, (iv) are not in (x) contravention of the terms of the provisions of any indenture, instrument or agreement to which such Loan Party is a party or is subject, or by which it, or its property, is bound, or (y) conflict therewith, nor will constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement (other than Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, under the Security Agreement and any other Permitted Encumbrances), (v) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (vi) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents or (iii) those that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (b) each of this Amendment and the other Amendment Documents has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the Amended Credit Agreement, and each other Loan Document, after giving effect hereto, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (d) as of the date hereof, and (after giving effect hereto and consummation of the transactions contemplated hereby) as of the Effective Date, there exists no Default or Event of Default (other than the Existing Events of Default); (e) no Domestic Subsidiaries have been formed or acquired after August 7, 2019 (except for Permitted J/Vs, if any); and (f) all conditions set forth in Section 4 of this Amendment have been satisfied in full (provided that no representation or warranty is made as to the Administrative Agent’s or any Lender’s acceptance or satisfaction with any matter).  All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment.

7.Consent of Loan Guarantor.  Each Loan Party (other than Borrower), in its capacity as a Loan Guarantor under Article X of the Credit Agreement, hereby consents to this Amendment and the amendments contained herein and confirms and agrees that, notwithstanding this Amendment and the effectiveness of the amendments contained herein, the Loan Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects notwithstanding the terms of this Amendment or any other amendment to the Credit Agreement.  Nothing herein is intended or shall be deemed to limit the Administrative Agent’s or any Lender’s rights under the Loan Guaranty to take actions without the consent of any Loan Guarantor.

8.Reference to/Effect on the Credit Agreement, Etc.

(a)On and after the Effective Date: (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Amended Credit Agreement, and (ii) each reference to the Credit Agreement in all other Loan Documents shall mean and be a reference to the Amended Credit Agreement.

(b)Except as otherwise provided herein, the Credit Agreement, all other Loan Documents, all covenants, representations and warranties made therein, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby reaffirmed, ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not (i) except as specifically stated herein, amend the Credit Agreement or any other Loan Document, (ii) operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender, or (iii) except as specifically stated herein, constitute a waiver of, or consent to any departure from, any provision of the Credit Agreement or any other Loan Document or any other documents, instruments and agreements executed or delivered in connection therewith.

(d)Each Loan Party acknowledges and agrees that: (i) as of the date hereof (and, if different, also as of the Effective Date), such Loan Party has no defenses, claims or set-offs to the payment of the Secured Obligations or to the enforcement of the Secured Obligations, the Amended Credit Agreement or any of the other Loan Documents; and (ii) the Liens granted to the Administrative Agent, for the benefit of itself and the Lenders, by such Loan Party are and remain valid perfected Liens in the assets of such Loan Party securing the payment and performance of the Secured Obligations.

(e)This Amendment and the other Amendment Documents shall each be deemed a Loan Document for the purposes of the Amended Credit Agreement.

9.Miscellaneous.

(a)Choice of Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois, but giving effect to federal laws applicable to national banks.

(b)Severability. Any provision of any Amendment Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER AMENDMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(e)Counterparts.  This Amendment may be executed and accepted in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment and any Amendment Document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement and such Amendment Document.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any Amendment Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent or any Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. If the Administrative Agent or any Lender agrees to accept any Electronic Signature, it shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the signers without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the signers hereby (a) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any one or more of the Administrative Agent, the Lenders and signers of the Credit Agreement, this Amendment or any Amendment Document, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of the Credit Agreement, any Loan Document, this Amendment and any Amendment Document shall have the same legal effect, validity and enforceability as any paper original, (b) agree that the Administrative Agent and each Lender may, at its option, create one or more copies of the Credit Agreement, any Loan Document, this Amendment and any Amendment Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of the Credit Agreement, any Loan Document, this Amendment and any Amendment Document based solely on the lack of paper original copies of the Credit Agreement, any Loan Document, this Amendment and any Amendment Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against the Administrative Agent and each Lender for any liabilities arising solely from the Administrative Agent’s or such Lender’s reliance on or use of Electronic

Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the signers hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

[signature page(s) follow]

IN WITNESS WHEREOF, this Amendment No. 5 to Second Amended and Restated Credit Agreement has been duly executed as of the day and year first above written.

LOAN PARTIES:

POTBELLY SANDWICH WORKS, LLC

By: /s/ Steven Cirulis

Name: Steven Cirulis

Title: Chief Financial Officer

POTBELLY CORPORATION

By: /s/ Steven Cirulis

Name: Steven Cirulis

Title: Chief Financial Officer

POTBELLY ILLINOIS, INC.

By: /s/ Steven Cirulis

Name: Steven Cirulis

Title: Chief Financial Officer

POTBELLY FRANCHISING, LLC

POTBELY SANDWICH WORKS DC-1, LLC

PSW WEST JACKSON, LLC

PSW 555 TWELFTH STREET, LLC

PSW ROCKVILLE CENTER, LLC

PSW DC ACQUISITION LLC

PSW PBD ACQUISITION LLC

By:  Potbelly Illinois, Inc. as Manager

By: /s/ Steven Cirulis

Name: Steven Cirulis

Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually as a Lender, and as

Administrative Agent and Issuing Bank

By:  /s/ Jonathan M. Deck

Name: Jonathan M. Deck

Title: Authorized Officer

COMMITMENT SCHEDULE

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$25,000,000
Total	$25,000,000

EXHIBIT A

Document Checklist

See Attached

AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

POTBELLY SANDWICH WORKS, LLC,

as Borrower and as a Loan Party

THE OTHER LOAN PARTIES PARTY THERETO,

THE LENDERS PARTY THERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

February 26, 2021

Definitions

Borrower	Potbelly Sandwich Works, LLC, an Illinois limited liability company

Loan Parties	Borrower
Potbelly Corporation, a Delaware corporation
Potbelly Illinois, Inc., an Illinois corporation
Potbelly Franchising, LLC, an Illinois limited liability company
Potbelly Sandwich Works DC-1, LLC, an Illinois limited liability company
PSW West Jackson, LLC, an Illinois limited liability company
PSW 555 Twelfth Street, LLC, an Illinois limited liability company
PSW Rockville Center, LLC, an Illinois limited liability company
PSW DC Acquisition LLC, an Illinois limited liability company
PSW PBD Acquisition LLC, an Illinois limited liability company

Administrative Agent	JPMorgan Chase Bank, N.A.

Lender	JPMorgan Chase Bank, N.A. (“Chase”)

SH	Schiff Hardin LLP

SA	Sidley Austin LLP

Facility Information

Potbelly Sandwich Works, LLC

UCN: 790278964000

Facility ID: 198731685

Contact Information for Counsel for Administrative Agent

Schiff Hardin LLP
233 S. Wacker Drive - Suite 7100
Chicago, Illinois 60606
Attention:	Scott E. Pickens
Electronic Mail:	spickens@schiffhardin.com
Telephone:	312.258.5515

Signed by:
Scott E. Pickens

	Document Checklist	Responsible Party
1.	Amendment No. 5 to Second Amended and Restated Credit Agreement by and among the Loan Parties, the Lenders and the Administrative Agent Commitment Schedule Exhibit A Document Checklist	SH
2.

Secretary’s Certificate of each Loan Party certifying as to (a) no change to the certificate or articles of formation or incorporation, as applicable, of such Loan Party since August 7, 2019, (b) no change to the by-laws or limited liability company agreement, as applicable, of such Loan Party since August 7, 2019, (c) the names and true signatures of the officers of such Loan Party authorized to execute, deliver and perform the Amendment, and (d) the resolutions of the applicable governing body of such Loan Party authorizing the execution, delivery and performance of the Amendment

SA
3.	Certificate of good standing of each Loan Party from the applicable office set forth below for such Loan Party	SA

Loan Party

Potbelly Sandwich Works, LLC

Potbelly Corporation

Potbelly Illinois, Inc.

Potbelly Franchising, LLC

Potbelly Sandwich

  Works DC-1, LLC

PSW West Jackson, LLC

PSW 555 Twelfth Street, LLC

PSW Rockville Center, LLC

PSW DC Acquisition LLC

PSW PBD Acquisition LLC

Office

Secretary of State of Illinois

Secretary of State of Delaware

Secretary of State of Illinois

Secretary of State of Illinois

Secretary of State of Illinois

Secretary of State of Illinois

Secretary of State of Illinois

Secretary of State of Illinois

Secretary of State of Illinois

Secretary of State of Illinois